Exhibit 10.3

PROMISSORY NOTE

$250,000	October 12, 2005

          FOR VALUE RECEIVED, the undersigned Teltronics, Inc., a Delaware corporation with offices at 2150 Whitfield Industrial Way, Sarasota, Florida 34243 ("Maker"), hereby promises to pay to the order of Dove Ventures, Ltd., a Delaware corporation with offices at 2150 Whitfield Industrial Way, Sarasota, Florida 34243 (together with its successors and assigns, the "Holder"), the sum of TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00) together with interest on the unpaid balance hereof, commencing November 1, 2005, at an annual rate equal to fifteen percent (15%), by payment of a single installment of principal, together with accrued interest on the unpaid principal balance of this Promissory Note, due and payable on December 1, 2008.

          In no event shall there be payable as interest, late payment charge or other charge hereunder any amount that would result in interest being payable on the outstanding principal balance at a rate in excess of the maximum rate permitted by applicable law. Solely to the extent necessary to result in such interest not being payable at a rate in excess of such maximum rate, any amount that would be treated as part of such interest under a final judicial interpretation of applicable law shall be deemed to have been a prepayment of principal by Maker or such interest rate shall be reduced to such maximum rate, it being the intention of Holder and of Maker that such interest not be payable at a rate in excess of such maximum rate.

          All payments made hereunder shall be made in lawful currency of the United States of America at such places as Holder may designate in writing.

          This Promissory Note shall be governed by and construed and enforced in accordance with the laws of the State of Florida without regard to principles of conflicts of laws.

          Maker for itself and for any guarantors, sureties, endorsers and/or any other person or persons now or hereafter liable hereon, if any, hereby waives demand of payment, presentment for payment, protest, notice of nonpayment or dishonor and any and all other notices and demands whatsoever, and any and all delays or lack of diligence in the collection hereof, and expressly consents and agrees to any and all extensions or postponements of the time of payment hereof from time to time at or after maturity and any other indulgence and waives all notice thereof.

          No delay or failure by Holder in exercising any right, power, privilege or remedy hereunder shall affect such right, power, privilege or remedy or be deemed to be a waiver of the same or any part thereof; nor shall any single or partial exercise thereof or any failure to exercise the same in any instance preclude any further or future exercise thereof, or the exercise of any other right, power, privilege or remedy, and the rights, powers, privileges and remedies provided for hereunder are cumulative and not exclusive.

          No act of commission or omission of any kind or at any time upon the part of Holder or its successors and assigns, in respect of any matter whatsoever shall in any way impair the rights of Holder to enforce any right, power or benefit under this Promissory Note and no set-off, counterclaim, reduction, or diminution of any obligation, or any defense of any kind or nature (other than performance by Maker of its obligations hereunder), which Maker or any guarantor of Maker has or may have against Holder, shall be available hereunder to Maker for any purpose whatsoever.

          Maker and each person liable hereon agrees to pay all reasonable costs of collection, including attorney's fees, costs, expenses and disbursements, paid or incurred by Holder in enforcing this Promissory Note on default or the rights and remedies herein provided, including without limitation those attorney's fees, costs, expenses and disbursements relating to negotiations, trial, discovery and appellate proceedings.

          If (i) there should be a nonpayment of interest or principal when due hereunder, or (ii) Maker or any other person liable hereon should make an assignment for the benefit of creditors, or (iii) attachment or garnishment proceedings are commenced against Maker or any other person liable hereon, or (iv) a receiver, trustee or liquidator is appointed over or execution levied upon any property of Maker, or (v) proceedings are instituted by or against Maker or any other person liable hereon under any bankruptcy, insolvency, reorganization or other law relating to the relief of debtors, whether pursuant to the laws of the United States or New York or any other jurisdiction whatsoever, or (vi) Maker liquidates or dissolves, or (vii) Maker fails to perform any obligation owed to holder, whether or not hereunder, then, and in each such event, Holder may, at its option, without notice or demand, declare the remaining unpaid principal balance of this Promissory Note and all accrued interest thereon immediately due and payable in full.

          Maker reserves the right to prepay any portion of this Promissory Note at any time after November 15, 2006 without premium or penalty of any kind.

          Holder has the right, at its option, to convert this Promissory Note into fully paid, non-assessable shares of Maker's common stock, $.001 par value and/or shares of any existing or future preferred stock ("Shares"). Maker shall at all times reserve and keep available out of its authorized but unissued shares of common and/or preferred stock, solely for the purpose of effecting the conversion of this Promissory Note, such number of its shares as shall from time to time be sufficient to effect the conversion of this Promissory Note; and if at any time the number of authorized but unissued shares of common and/or preferred stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Promissory Note, in addition to such other remedies as shall be available to Holder, Maker shall take such corporate action as may be necessary to increase its authorized but unissued shares of common and/or preferred stock, in an amount sufficient to effect the conversion of the entire outstanding principal amount of this Promissory Note.

          The conversion price for conversion into shares of the common stock of Maker shall be one dollar ($1.00) per share. The conversion price for conversion into shares of the preferred stock of Maker shall be mutually agreed to by Holder and Maker taking into account the market price for any transactions in shares of preferred stock of Maker but in no event greater than the lowest conversion price available to any other existing or future holder of securities of the Maker.

          In order to convert this Promissory Note, Holder shall send a notice of conversion to Maker at its principal office. The Notice of Conversion shall specify the principal amount to be converted, and state therein the name or names in which the certificate or certificates for the Shares are to be issued. Such conversion shall be deemed to have been made on the date that the Notice of Conversion is sent by Holder to Maker ("Conversion Date"). Holder shall surrender the Promissory Note to Maker at the principal office of Maker together with the Conversion Notice. The person or persons entitled to receive the Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of any such Shares immediately prior to the close of business on the Conversion Date.

          As promptly as practicable after any conversion of this Promissory Note (but in no event later than three (3) business days thereafter), Maker, at its expense, will issue and deliver by express courier service for delivery to Holder certificate or certificates for the number of Shares issuable upon such conversion. In the event that the Shares issuable upon conversion of this Promissory Note are not delivered within six (6) calendar days of the Conversion Date, Maker shall pay to Holder, by wire transfer, as liquidated damages for such failure and not as a penalty, $500 per calendar day for each of the first five (5) days, and $1,000 per calendar day thereafter that the Shares are not delivered, which liquidated damages shall accrue commencing on the seventh (7th) calendar day after the Conversion Date. Any and all payments required pursuant to this paragraph shall be payable only in cash. Maker understands that a delay in the issuance of the Shares could result in economic loss to Holder. Nothing contained in this Promissory Note shall limit Holder's rights to pursue damages for Maker's failure to issue and deliver Shares to Holder in accordance with the terms of this Promissory Note.

          IN WITNESS WHEREOF, the undersigned has executed and delivered this Promissory Note as of the date first above written.

TELTRONICS, INC. By: /S/ EWEN CAMERON —————————————— Ewen Cameron, President & CEO